DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                     1933 Act       1940 Act
                                                    Reg. Number    Reg. Number
AXP Fixed Income Series, Inc.                         2-51586        811-2503
AXP California Tax-Exempt Trust                       33-5103        811-4646
AXP Discovery Series, Inc.                            2-72174        811-3178
AXP Equity Series, Inc.                               2-13188        811-772
AXP High Yield Income Series, Inc.                    2-86637        811-3848
AXP Government Income Series, Inc.                    2-96512        811-4260
AXP Global Series, Inc.                               33-25824       811-5696
AXP Growth Series, Inc.                               2-38355        811-2111
AXP High Yield Tax-Exempt Series, Inc.                2-63552        811-2901
AXP International Series, Inc.                        2-92309        811-4075
AXP Investment Series, Inc.                           2-11328        811-54
AXP Managed Series, Inc.                              2-93801        811-4133
AXP Market Advantage Series, Inc.                     33-30770       811-5897
AXP Money Market Series, Inc.                         2-54516        811-2591
AXP Dimensions Series, Inc.                           2-28529        811-1629
AXP Selected Series, Inc.                             2-93745        811-4132
AXP Progressive Series, Inc.                          2-30059        811-1714
AXP Income Series, Inc.                               2-10700        811-499
AXP Special Tax-Exempt Series Trust                   33-5102        811-4647
AXP Stock Series, Inc.                                2-11358        811-498
AXP Strategy Series, Inc.                             2-89288        811-3956
AXP Tax-Exempt Series, Inc.                           2-57328        811-2686
AXP Tax-Free Money Series, Inc.                       2-66868        811-3003
AXP Sector Series, Inc.                               33-20872       811-5522
AXP Partners Series, Inc.                             333-57852      811-10321
AXP Partners International Series, Inc.               333-64010      811-10427
AXP Variable Portfolio-Partners Series, Inc           333-61346      811-10383
AXP Variable Portfolio-Investment Series, Inc.        2-73115        811-3218
AXP Variable Portfolio-Managed Series, Inc.           2-96367        811-4252
AXP Variable Portfolio-Money Market Series, Inc.      2-72584        811-3190
AXP Variable Portfolio-Income Series, Inc.            2-73113        811-3219
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hereby constitutes and appoints Arne H. Carlson, any other member of the Boards who is not an interested person of the investment manager, and Leslie L. Ogg or any one of these persons individually, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 7th day of January, 2004.



/s/ Arne H. Carlson                           /s/ Stephen R. Lewis, Jr.
----------------------------                  ----------------------------
    Arne H. Carlson                               Stephen R. Lewis, Jr.


/s/ Philip J. Carroll, Jr.                    /s/ Alan G. Quasha
----------------------------                  ----------------------------
    Philip J. Carroll, Jr.                        Alan G. Quasha


/s/ Livio D. DeSimone                         /s/ Stephen W. Roszell
----------------------------                  ----------------------------
    Livio D. DeSimone                             Stephen W. Roszell


/s/ Barbara H. Fraser                         /s/ Alan K. Simpson
----------------------------                  ----------------------------
    Barbara H. Fraser                             Alan K. Simpson


/s/ Heinz F. Hutter                           /s/ Alison Taunton-Rigby
----------------------------                  ----------------------------
    Heinz F. Hutter                               Alison Taunton-Rigby


/s/ Anne P. Jones                             /s/ William F. Truscott
----------------------------                  ----------------------------
    Anne P. Jones                                 William F. Truscott